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                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
ConectiSys Corporation

        We hereby consent to the use in the prospectus constituting a part of the foregoing Registration Statement on Form SB-2 of our report dated January 6, 2004, relating to the consolidated financial statements of ConectiSys Corporation appearing in the Company's Annual Report on Form 10-KSB as of September 30, 2003 and for the years ended September 30, 2003 and 2002.

        We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form SB-2.

                                           /S/ Hurley & Company

                                           Hurley & Company

Granada Hills, California
June 25, 2004